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EXHIBIT 11 - Computation of Per Share Earnings

In thousands of dollars, except per share data

                                                              1999               1998                1997
                                                          -----------        -----------         -----------
NUMERATOR:
  Net income before extraordinary item                    $    85,655        $    54,031         $    63,576
    Extraordinary item                                        (13,185)                --                  --
                                                          -----------        -----------         -----------
    Net income                                                 72,470             54,031              63,576

  Effect of dilutive securities:
    Eller put/call option agreement                            (2,300)            (4,299)             (2,577)
    Convertible debt - 2.625% issued in 1998                    9,811*             7,358                  --
    Convertible debt - 1.5% issued in 1999                        964*                --                  --
    LYONs - 1996 issue                                           (311)                --                  --
    LYONs - 1998 issue                                          2,944*                --                  --
    Less:  Anti-dilutive items                                (13,719)                --                  --
                                                          -----------        -----------         -----------
                                                               (2,611)             3,059              (2,577)

Numerator for net income per
  common share - diluted                                  $    69,859        $    57,090         $    60,999
                                                          ===========        ===========         ===========

DENOMINATOR:
  Weighted-average common shares                              312,610            236,060             176,960

  Effect of dilutive securities:
    Stock options and common stock warrants                     8,395              4,098               4,440
    Eller put/call option agreement                               847              1,972               1,630
    Convertible debt - 2.625% issued in 1998                    9,282*             6,993                  --
    Convertible debt - 1.5% issued in 1999                        927*                --                  --
    LYONs - 1996 issue                                          2,556                 --                  --
    LYONs - 1998 issue                                          2,034*                --                  --
    Less:  Anti-dilutive items                                (12,243)                --                  --
                                                          -----------        -----------         -----------
                                                               11,798             13,063               6,070

Denominator for net income
  per common share - diluted                                  324,408            249,123             183,030
                                                          ===========        ===========         ===========

Net income per common share:
  Basic:
    Net income before extraordinary item                  $       .27        $       .23         $       .36
    Extraordinary item                                           (.04)                --                  --
                                                          -----------        -----------         -----------
    Net income                                            $       .23        $       .23         $       .36
                                                          ===========        ===========         ===========

  Diluted:
    Net income before extraordinary item                  $       .26        $       .22         $       .33
    Extraordinary item                                           (.04)                --                  --
                                                          -----------        -----------         -----------
    Net income                                            $       .22        $       .22         $       .33
                                                          ===========        ===========         ===========

* Denotes items that are anti-dilutive to the calculation of earnings per share.